UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 29, 2016
Date of Report (Date of earliest event reported)

Viad Corp
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 North Central Avenue, Suite 1900, Phoenix, Arizona	85004-4565
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    REGULATION FD DISCLOSURE

On December 29, 2016, Viad Corp (the “Company”) issued a press release, attached hereto as Exhibit 99 (the “Press Release”), announcing the acquisition of the FlyOver Canada business.  The Press Release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The Press Release contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 8.01    OTHER EVENTS

On December 29, 2016, the Company acquired the business of FlyOver Canada at Canada Place in Vancouver, Canada (the “Business”) for an aggregate purchase price of $68.8 million Canadian (approximately $50.6 million U.S.) in cash, subject to certain adjustments. The Business is a recreational attraction that provides a virtual flight ride experience with a combination of motion seating, a four-story movie screen, and media and visual effects.  Ancillary revenue streams of the Business include limited retail and food and beverage.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

99 –   Press release dated December 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viad Corp
(Registrant)

December 30, 2016	By:	/s/ Deborah J. DePaoli
Deborah J. DePaoli
General Counsel and Secretary